Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy D. Cook, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Apple Inc. on Form 10-K for the fiscal year ended September 27, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.

Date: October 27, 2014

By:	/s/ Timothy D. Cook
Timothy D. Cook
Chief Executive Officer

I, Luca Maestri, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Apple Inc. on Form 10-K for the fiscal year ended September 27, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.

Date: October 27, 2014

By:	/s/ Luca Maestri
Luca Maestri
Senior Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Apple Inc. and will be retained by Apple Inc. and furnished to the Securities and Exchange Commission or its staff upon request.